Exhibit 99.1

LIMELIGHT NETWORKS REPORTS FOURTH QUARTER AND FULL YEAR 2008 RESULTS

•	Record revenue of $36 million for the fourth quarter of 2008, a 23% increase from fourth quarter 2007

•	Average annualized revenue per customer (AARPC) growth of 6% in Q4 through continued focus on high-quality customers

•	Addition of over 30 net new customers in Q4 and continued expansion in enterprise and public sectors

•	Record network traffic levels in Q4; finished the year with over 25% video CDN market share*

TEMPE, AZ. – 26 February 2009 – Limelight Networks, Inc. (Nasdaq: LLNW) today reported fourth-quarter and full-year 2008 financial results.

“Limelight Networks achieved strong sequential and year-over-year revenue growth in the fourth quarter. Consumers and businesses continue to migrate online to source information, enjoy entertainment media, and conduct commerce. With our robust network-based architecture and disciplined operations, we believe we are well-positioned to capitalize on this long-term trend and grow our business in 2009 even amidst challenging times,” commented Jeff Lunsford, chairman and chief executive officer, Limelight Networks, Inc.

Financial Highlights

For the fourth quarter of 2008, the company reported revenue of $36 million, up 23 percent from $29 million in the same period last year, and a net loss of $14 million, or 17 cents per basic share.

Non-GAAP net loss, adjusted for certain charges, was $2.6 million or 3 cents per basic share. The non-GAAP loss of 3 cents per basic share excludes a charge of 6 cents per basic share related to litigation and potential damage cost accruals, and 7 cents per basic share of share-based compensation. EBITDA, adjusted for share-based compensation, litigation and potential damage cost accruals, was $4.6 million. Capital purchases incurred were $5.2 million. The Company ended the quarter with no bank debt and approximately $175 million in cash and short-term marketable securities.

For the full year 2008, the company reported revenue of $130 million with a net loss of 76 cents per basic share. Non-GAAP net loss, adjusted for certain charges, was $6.7 million, or 8 cents per basic share.

A reconciliation of GAAP to non-GAAP net income is included in the attached tables.

First-Quarter Outlook

Limelight Networks anticipates first-quarter revenue to be in the range of $32 million to $33 million.

Financial Tables

LIMELIGHT NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$138,180	$113,824
Marketable securities	36,463	83,273
Accounts receivable, net of reserves of $7,565 and $4,022 at December 31, 2008 and 2007, respectively	33,482	21,407
Income taxes receivable	7	1,960
Prepaid expenses and other current assets	7,834	4,469

Total current assets	215,966	224,933
Property and equipment, net	40,185	46,968
Marketable securities, less current portion	13	87
Other assets	628	1,440

Total assets	$256,792	$273,428

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$8,920	$8,523
Accounts payable, related parties	—	230
Deferred revenue, current portion	9,865	4,237
Provision for litigation	65,645	48,130
Other current liabilities	14,928	9,312

Total current liabilities	99,358	70,432
Deferred revenue, less current portion	7,303	8,189
Other long-term liabilities	—	770

Total liabilities	106,661	79,391
Commitments and contingencies	—	—
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value; 150,000 shares authorized; 83,406 and 82,541 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	83	83
Additional paid-in capital	290,593	271,586
Accumulated other comprehensive income	260	106
Accumulated deficit	(140,805)	(77,738)

Total stockholders’ equity	150,131	194,037

Total liabilities and stockholders’ equity	$256,792	$273,428

LIMELIGHT NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31, 2008	September 30, 2008	December 31, 2007	September 30, 2007	December 31, 2008	December 31, 2007
Revenue	$35,898	$33,116	$29,132	$29,190	$129,530	$103,111
Costs and operating expenses
Cost of revenue * †	21,881	21,557	18,435	17,773	83,861	65,541
General and administrative * †	15,550	15,455	7,961	8,117	53,796	32,684
Sales and marketing *	9,231	8,577	8,619	7,421	34,916	25,462
Research & development *	2,072	2,008	1,385	1,294	7,365	5,504
Provision for litigation	1,295	2,343	48,130	—	17,515	48,130

Total costs and operating expenses	50,029	49,940	84,530	34,605	197,453	177,321
Operating loss	(14,131)	(16,824)	(55,398)	(5,415)	(67,923)	(74,210)
Interest expense	(11)	(11)	(6)	(18)	(55)	(1,418)
Interest income	669	1,203	2,035	2,456	5,098	5,153
Other income (expense)	(375)	410	(177)	33	(171)	(144)

Loss before taxes	(13,848)	(15,222)	(53,546)	(2,944)	(63,051)	(70,619)
Income tax expense	94	130	1,799	181	16	2,401

Net income loss	$(13,942)	$(15,352)	$(55,345)	$(3,125)	$(63,067)	$(73,020)

Net loss per share:
Basic	$(0.17)	$(0.18)	$(0.67)	$(0.04)	$(0.76)	$(1.26)
Diluted	$(0.17)	$(0.18)	$(0.67)	$(0.04)	$(0.76)	$(1.26)
Shares used in per share calculations:
Basic	83,192	83,022	82,140	82,045	82,932	57,982
Diluted	83,192	83,022	82,140	82,045	82,932	57,982

*	Includes share-based compensation (see supplemental table for figures)

†	Includes depreciation (see supplemental table for figures)

LIMELIGHT NETWORKS, INC.

SUPPLEMENTAL FINANCIAL DATA

(In thousands)

(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31, 2008	September 30, 2008	December 31, 2007	September 30, 2007	December 31, 2008	December 31, 2007
Supplemental financial data (in thousands):
Share-based compensation:
Cost of revenues	$585	$594	$479	$422	$2,243	$1,489
General and administrative	3,028	1,669	1,454	1,702	8,060	10,653
Sales and marketing	1,262	1,400	1,272	1,289	5,400	3,948
Research and development	633	642	420	542	2,355	2,820

Total share-based compensation	$5,508	$4,305	$3,625	$3,955	$18,058	$18,910

Depreciation and amortization:
Network-related depreciation	$6,862	$6,607	$5,429	$5,602	$25,675	$20,739
Other depreciation	455	343	278	268	1,356	857

Total depreciation and amortization	$7,317	$6,950	$5,707	$5,870	$27,031	$21,596

Capital expenditures:
Capital expenditures (cash and accrual)	$5,151	$6,803	$5,136	$7,291	$20,062	$26,771

Net increase (decrease) in cash, cash equivalents and marketable securities	$(2,015)	$(7,844)	$3,032	$6,370	$(22,528)	$189,288

End of period statistics:
Number of customers under recurring contract	1,336	1,304	1,157	988	1,336	1,157
Number of employees	294	285	237	218	294	237

LIMELIGHT NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31, 2008	September 30, 2008	December 31, 2007	September 30, 2007	December 31, 2008	December 31, 2007
Cash flows from operating activities:
Net loss	$(13,942)	$(15,353)	$(55,345)	$(3,125)	$(63,067)	$(73,020)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,317	6,950	5,707	5,870	27,031	21,596
Share-based compensation	5,508	4,305	3,625	3,955	18,058	18,910
Deferred income tax (benefit) expense	(779)	129	33	(294)	(861)	318
Excess tax benefit related to stock option exercises			(1,596)	—		(1,596)
Provision for litigation	1,295	2,343	48,130	—	17,515	48,130
Loss (income) on foreign currency exchange	(149)	(30)	42	—	(167)	42
Accounts receivable charges	2,563	1,802	2,268	1,689	7,852	5,805
Accretion of debt discount		—	—	—		424
Accretion of marketable securities	(6)	11	(530)	(277)	(427)	(805)
Loss on marketable securities		—	387	—	71	387
Changes in operating assets and liabilities:
Accounts receivable	(4,771)	(11,006)	(5,243)	1,202	(19,928)	(9,686)
Prepaid expenses and other current assets	1,695	417	1,037	(143)	(2,253)	(1,458)
Income taxes receivable	1,480	8	2,742	412	1,953	2,616
Other assets	32	153	11	(153)	816	(687)
Accounts payable	(531)	2,348	3,613	(1,883)	(2,890)	(1,982)
Accounts payable, related parties		—	230	(19)	(230)	(551)
Deferred revenue	416	4,799	135	8,462	4,742	12,229
Other current liabilities	718	3,555	(4,449)	2,009	5,448	3,595
Other long term liabilities		(64)	740	—	—	740

Net cash provided by (used in) operating activities	846	367	1,537	17,705	(6,337)	25,007

Cash flows from investing activities:
Purchases of property and equipment	(3,537)	(7,870)	(2,081)	(12,094)	(18,073)	(22,731)
Purchase of marketable securities		—	20,300	(43,411)	(65,125)	(109,570)
Sale of marketable securities	17,125	16,000	(37,569)	7,000	112,150	27,300

Net cash provided by (used in) investing activities	13,588	8,130	(19,350)	(48,505)	28,952	(105,001)

Cash flows from financing activities:
Payments on credit facilities	—	—	—	—	—	(23,818)
Borrowings on line of credit	—	—	—	—	—	1,500
Payments on line of credit	—	—	—	—	—	(1,500)
Payments on capital lease obligations	—	—	—	—	—	(250)
Escrow funds returned from share repurchase	—	—	1,190	1,029	1,070	4,607
Excess tax benefit related to stock option exercises	—	—	1,573	—	—	1,596
Proceeds from exercise of stock options and warrants	34	31	175	4	225	211
Proceeds from initial public offering, net of issuance costs	—	—	(47)	(586)	—	203,865

Net cash provided by financing activities	34	31	2,891	447	1,295	186,211

Effect of exchange rate changes on cash and cash equivalents	566	(223)	(4)	—	446	(4)

Net increase (decrease) in cash and cash equivalents	15,034	8,305	(14,926)	(30,353)	24,356	106,213
Cash and cash equivalents, beginning of period	123,146	114,841	128,750	159,103	113,824	7,611

Cash and cash equivalents, end of period	$138,180	$123,146	$113,824	$128,750	$138,180	$113,824

LIMELIGHT NETWORKS, INC.

Reconciliation of GAAP Revenue to Non-GAAP Revenue

(In thousands)

(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31, 2008	September 30, 2008	December 31, 2007	September 30, 2007	December 31, 2008	December 31, 2007
GAAP revenue	$35,898	$33,116	$29,132	$29,190	$129,530	$103,111
Deferred traffic revenue	—	—	—	(2,645)	—	—
Deferred custom CDN services	—	—	729	1,504	—	3,053

Non-GAAP revenue	$35,898	$33,116	$29,861	$28,049	$129,530	$106,164

LIMELIGHT NETWORKS, INC.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

(In thousands)

(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31, 2008	September 30, 2008	December 31, 2007	September 30, 2007	December 31, 2008	December 31, 2007
GAAP net loss	$(13,942)	$(15,352)	$(55,345)	$(3,125)	$(63,067)	$(73,020)
Deferred revenue	—	—	729	(1,141)	—	3,053
Deferred cost of traffic and services	—	—	21	649	—	(265)
Provision for litigation	1,295	2,343	48,130	—	17,515	48,130
Share-based compensation	5,508	4,305	3,625	3,955	18,058	18,910
Litigation defense expenses	4,576	8,189	2,772	2,002	20,799	7,295

Non-GAAP net (loss) income	$(2,563)	$(515)	$(68)	$2,340	$(6,695)	$4,103

LIMELIGHT NETWORKS, INC.

Reconciliation of GAAP Net Income (Loss) to EBITDA to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31, 2008	September 30, 2008	December 31, 2007	September 30, 2007	December 31, 2008	December 31, 2007
GAAP net loss	$(13,942)	$(15,352)	$(55,345)	$(3,125)	$(63,067)	$(73,020)
Add: depreciation and amortization	7,317	6,950	5,707	5,870	27,031	21,596
Add: interest expense	11	11	6	18	55	1,418
Less: interest and other income	(294)	(1,613)	(1,858)	(2,490)	(4,927)	(5,009)
Plus income tax (benefit) expense	94	130	1,799	181	16	2,401

EBITDA	(6,814)	(9,874)	(49,691)	454	(40,892)	(52,614)
Add: deferred revenue	—	—	729	(1,141)	—	3,053
Add: provision for litigation	1,295	2,343	48,130	—	17,515	48,130
Add: share-based compensation	5,508	4,305	3,625	3,955	18,058	18,910
Add: litigation defense expenses	4,576	8,189	2,772	2,002	20,799	7,295
Less: deferred traffic and service costs	—	—	(21)	(649)	—	265

Adjusted EBITDA	$4,565	$4,963	$5,586	$5,919	$15,480	$24,509

Conference Call

Management will host a quarterly conference call for investors beginning at 8:00 a.m. ET (5 a.m. PT) on February 26, 2009. This call can be accessed toll-free at 1-866-272-9941 within the United States or 1-617-213-8895 outside of the U.S. using Conference ID 76676134.

Safe-Harbor Statement

This press release contains forward-looking statements concerning, among other things, the outlook for the Company’s revenues, net loss and stock-based compensation expense for the first quarter of 2009, customer growth, market growth, pricing pressures, expansion into additional market segments, product and services improvements and litigation and related expenses. Forward-looking statements are not guarantees and are subject to a number of risks and uncertainties that could cause actual results to differ materially including, but not limited to, risks and uncertainties discussed in the Company’s Annual Report on Form 10K and other filings with the Securities and Exchange Commission and the final review of the results and amendments and preparation of quarterly financial statements, including consultation with our outside auditors. Accordingly, readers are cautioned not to place undue reliance on any forward-looking statements. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason.

# # #

*	Source: Frost & Sullivan, Worldwide Content Delivery Markets, January 2009

About Limelight Networks, Inc.

Limelight Networks, Inc. (Nasdaq: LLNW) is a content delivery partner enabling the next wave of Internet business and entertainment. More than 1300 Internet, entertainment, software, and technology brands trust our robust, scalable platform to monetize their digital assets by delivering a brilliant online experience to their global audience. Our architecture bypasses the busy public Internet using a dedicated optical network that interconnects thousands of servers and delivers massive files at the speed of light – directly to the access networks that consumers use every day. Our proven network and passion for service provides our customers confidence that every object in their library will be delivered to every user, every time. Read our blog at http://blog.llnw.com or visit http://www.limelightnetworks.com for more information.

Copyright (C) 2009 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners

Contact:

Paul Alfieri of Limelight Networks, Inc.

+1-917-297-4241

palfieri@llnw.com